Exhibit 99.1

Co-Diagnostics Reports First Quarter 2021 Financial Results

Strong quarterly results highlighted by revenue of $20.0 million, pre-tax income of $9.9 million and diluted EPS of $0.26

SALT LAKE CITY, May 13, 2021—Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the first quarter ended March 31, 2021.

First-Quarter 2021 Financial Results:

●	Revenue of $20.0 million, primarily due to sales of the Logix Smart™ COVID-19 Test
●	Gross profit increased to $16.8 million, representing 83.7% of consolidated revenue due to improved product mix as compared to the prior-year period
●	Operating income improved to $10.3 million over an operating loss in the prior-year quarter, due to continued strong revenue and gross profit
●	Income before taxes of $9.9 million
●	Net income of $7.9 million, compared to a net loss of $1.1 million in the prior-year first quarter, representing $0.26 per fully diluted share
●	Cash, cash equivalents, and marketable securities totaled $60.1 million as of March 31, 2021, an increase of $12.8 million from December 31, 2020

“We are proud to deliver another strong quarter following our record results across 2020,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We continue to see great progress in the development of our new rapid PCR diagnostic testing and are incredibly thankful to our customers, partners, and employees for their efforts toward combatting COVID-19 and other infectious diseases. We remain well positioned to provide timely, affordable, and high-quality molecular diagnostics solutions to countries around the globe and especially to those with increasing needs and surging crises.

“Looking forward, we continue to anticipate demand for our product portfolio amid strong market conditions,” concluded Egan. “As such, we have maintained solid revenues, earnings, and free cash flow to start the year and are excited to accelerate investments in talent and the breadth of our portfolio to create increased capacity and deliver sustained value to our customers and shareholders.”

Year-to-Date 2021 Business Highlights:

●	Continued development of previously announced new rapid PCR point-of-care and at-home diagnostic testing, screening, and surveillance platform, which utilizes its proprietary CoPrimer™ technology, direct saliva, and nasal swab extraction-free protocols, for COVID-19 and other infectious disease testing.
●	The Company believes its direct saliva technology has the potential to greatly improve COVID-19 testing throughput while delivering lower processing costs and increased accessibility of gold-standard PCR diagnostics worldwide with applications for “Workflow of Life” locations, including businesses, schools, and home settings.
●	Announced its partner Clinical Reference Lab, which received an FDA EUA for its Rapid Response COVID-19 saliva test that uses Co-Diagnostics CoPrimer™ technology, is now available through Walgreens Find Care®, allowing consumers a convenient, non-invasive option for PCR-based testing from their own homes.
●	Shipped an emergency supply of raw test materials to its Indian Joint Venture, CoSara Diagnostics, to help combat the surge of cases in India, which comes as the Company marks the two-year anniversary of the inauguration of its CoSara manufacturing facility. CoSara has received significant recognition across India and its media for these efforts.

Second-Quarter 2021 Outlook:

Co-Diagnostics is offering the following guidance for its second quarter of 2021:

●	Revenue to be in the range of $20.0 million to $22.0 million
●	Diluted earnings per share forecasted to be in the $0.19 to $0.23 range, which includes enhanced R&D spending related to the Company’s new molecular diagnostics platform, with shares outstanding expected to be approximately 30 million and a corporate effective tax rate of approximately 21.0 percent.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages, and (x) the impact that known and unknown COVID-19 variants may have on us and our products, our customers and suppliers, including disruptions and inefficiencies in the supply chain. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	Tyler Deur
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-446-6180
investors@codiagnostics.com	tdeur@lambert.com

CO-DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$57,788,893	$42,976,713
Marketable investment securities	2,302,644	4,335,446
Accounts receivable, net	12,117,127	12,136,833
Inventory	6,197,608	7,995,189
Prepaid expenses	483,501	369,028
Deferred tax asset	244,824	547,224
Total current assets	79,134,597	68,360,433
Property and equipment, net	1,022,192	949,639
Investment in joint venture	962,182	1,927,125
Total assets	$81,118,971	$71,237,197
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$667,592	$598,318
Accrued expenses, current	1,594,312	2,849,503
Accrued expenses (related party), current	120,000	120,000
Income taxes payable	1,765,998	637,560
Deferred revenue	158,791	305,307
Total current liabilities	4,306,693	4,510,688
Long-term liabilities
Accrued expenses, noncurrent	554,802	-
Accrued expenses (related party), noncurrent	-	30,000
Total long-term liabilities	554,802	30,000
Total liabilities	4,861,495	4,540,688
Commitments and contingencies (Note 9)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,665,714 and 28,558,033 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	28,666	28,558
Additional paid-in capital	50,819,120	49,157,236
Accumulated earnings	25,409,690	17,510,715
Total stockholders’ equity	76,257,476	66,696,509
Total liabilities and stockholders’ equity	$81,118,971	$71,237,197

CO-DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$20,024,769	$1,548,528
Cost of revenue	3,272,565	481,740
Gross profit	16,752,204	1,066,788
Operating expenses
Sales and marketing	1,197,546	268,483
General and administrative	2,935,689	1,459,484
Research and development	2,217,063	400,022
Depreciation and amortization	67,005	20,748
Total operating expenses	6,417,303	2,148,737
Income (loss) from operations	10,334,901	(1,081,949)
Other income (expense)
Interest income	14,657	7,575
Gain (loss) on equity method investment in joint venture	(464,943)	9,181
Total other income (expense)	(450,286)	16,756
Income (loss) before income taxes	9,884,615	(1,065,193)
Income tax provision	1,985,640	-
Net income (loss)	$7,898,975	$(1,065,193)
Earnings (loss) per common share:
Basic	$0.28	$(0.05)
Diluted	$0.26	$(0.05)
Weighted average shares outstanding:
Basic	28,662,885	22,820,450
Diluted	30,002,729	22,820,450